KAMAN CORPORATION ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE THE PARKER-HANNIFIN AIRCRAFT WHEEL & BRAKE DIVISION

BLOOMFIELD, Connecticut (May 23, 2022) – Kaman Corporation (NYSE:KAMN) announced today that it has entered into a definitive agreement with Parker-Hannifin Corporation (“Parker”), under which Kaman will acquire Parker’s aircraft wheel & brake division (“Aircraft Wheel & Brake”) for $440 million, subject to a customary working capital adjustment and the receipt of all necessary regulatory approvals (the “Transaction”). Parker is divesting Aircraft Wheel & Brake in order to secure approval from certain governmental authorities in connection with Parker’s previously announced offer to acquire Meggitt PLC (the “Meggitt Acquisition”).

Aircraft Wheel & Brake has been a trusted provider of mission-critical wheel and brake technology products and solutions for more than eighty years. With a strong product portfolio supporting more than 100 platforms, Aircraft Wheel & Brake specializes in wheels, brakes and related hydraulic components for fixed-wing aircraft and rotorcraft. They have long-standing global relationships with leading military and general aviation customers providing customized proprietary designs, protected by intellectual property. Aircraft Wheel & Brake operates out of one centralized facility in Avon, Ohio, providing a full suite of capabilities including design, development and qualification, as well as manufacturing and assembly, product support and repairs.

“We are executing on our strategic priority of growing through accretive M&A, by expanding our Engineered Products segment by adding capabilities in markets that we know well,” said Ian Walsh, Chairman, President and Chief Executive Officer. “The complementary acquisition of Aircraft Wheel & Brake will advance this strategy by expanding the breadth of our product offerings, increasing our exposure to attractive markets, and driving meaningful near-term margin and cash flow accretion. We are excited to add the experienced Aircraft Wheel & Brake management team to our organization while utilizing their leading proprietary technology and strong customer relationships.”

Russ Bartlett, Senior Vice President, Chief Operating Officer and Engineered Products Segment Lead added, “Like Kaman, Aircraft Wheel & Brake prides itself on its best-in-class engineering and innovation and an engaged and loyal workforce that is dedicated to commercial excellence. We believe our similar cultures and customer-centric approaches make our organizations an outstanding match. We are excited for the Aircraft Wheel & Brake employees to join the Kaman team and work together to solve our customers’ toughest challenges.”

Strategic and Financial Benefits of the Transaction
Expands a Leading Engineered Products Provider: With a larger and even more extensive portfolio of engineered products, Kaman will broaden the number of offerings available to serve customers across a range of critical applications. Kaman’s expertise in running a solutions-based business combined with Aircraft Wheel & Brake’s proprietary manufacturing and material science technologies should enhance Kaman’s Engineered Products segment and add scale to its operations.

Provides Access to Attractive End Markets: The addition of Aircraft Wheel & Brake increases Kaman’s exposure to attractive aerospace and defense end markets with significant growth potential. Additionally, it provides the opportunity to increase Kaman’s position in higher margin aftermarket products.

Delivers Financial Benefits: The transaction is expected to be accretive to Kaman’s margin and cash flow within the first twelve months following the close of the transaction. The purchase price, values Aircraft Wheel & Brake at a multiple of 14x EBITDA for the twelve months ended December 31, 2021, including estimated tax benefits. Following the transaction, Kaman intends to apply the free cash flow from the combined business to quickly deleverage the balance sheet.

Approvals and Time to Close
The Transaction is expected to close before year end, subject to customary regulatory approval, including under applicable competition and foreign investment laws, and certain other closing conditions. Closing of the Transaction is not subject to a financing condition, although the Company has obtained a financing commitment, subject to customary conditions, that will provide it with sufficient funding to consummate the closing.

Advisors
J.P. Morgan Securities LLC served as the financial advisor and K&L Gates LLP served as the legal advisor for Kaman.

Conference Call Details
Kaman will host a live webcast and conference call at 8:30 am ET on Monday, May 23, 2022. A presentation providing an overview of the key transaction terms and strategic rationale will be posted to the Company’s website prior to the conference call at www.kaman.com/investors/investor-presentations

The call will be accessible by telephone:
Within the U.S. at (844) 473-0975
Outside the U.S. at (562) 350-0826
Conference I.D.: 9960027

You may also access the call via the Internet at www.kaman.com. Please go to the website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

A replay will be available two hours after the call, accessible at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 9960027.

About Kaman
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the

U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; and manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

Risks Associated with Forward-Looking Statements
This release includes “forward looking statements” within the meaning of the federal securities laws relating to the Transaction, including the benefits of the Transaction, the anticipated timing of the Transaction, and the expected performance and future operations of Kaman, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” “project,” “opportunity,” “will be,” “will continue,” “will likely result,” and other words of similar meaning in connection with a discussion of the Transaction or future operating or financial performance or events. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward looking statements. Such risks and uncertainties include, among others, (i) the ability of the parties to satisfy the conditions precedent and consummate the Transaction; (ii) the risk that audited financial statements for the acquired business may not be able to be prepared in a timely manner or at all; (iii) the risk that all required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other applicable competition and foreign investment laws will not be received in a timely manner or at all; (iv) Kaman’s ability to arrange financing to complete the Transaction; (v) the risk that the consummation of the Transaction will not be completed in a timely manner or at all (including as a result of the European Commission not requiring Parker to divest the acquired business as a condition to its approval of the Meggitt Acquisition or such acquisition not otherwise closing), which may result in Kaman incurring significant costs and expenses and otherwise adversely affect the price of Kaman’s securities; (vi) the possibility that the Transaction will result in adjustments to the capped call arrangements Kaman entered into in connection with its convertible senior unsecured notes due May 2024 that will have a negative impact to Kaman and its current stockholders; (vii) the effect of the announcement or pendency of the Transaction on the business relationships and operating results of Kaman and the acquired business generally; (viii) the outcome of any legal proceedings that may be instituted against Kaman or Parker related to the purchase agreement or the Transaction ; (ix) following consummation of the Transaction, Kaman’s ability to enforce and protect intellectual property related to the acquired business; (x) risks that the Transaction disrupts the current plans and operations of Kaman or the acquired business; (xi) the representations and warranties provided by Parker and Kaman’s rights to recourse are extremely limited in the purchase agreement and, as a result, the assumptions on which its estimates of future results of the acquired business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the Transaction or exposure to material liabilities; (xii) the inability of Kaman to successfully integrate the operations of the acquired business and realize anticipated benefits of the Transaction; (xiii) the inability of Kaman or the acquired business to profitably attract new customers and retain existing customers; (xiv) the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; and (xv) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements are identified in our reports filed with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward looking statements, and Kaman does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

Kaman Corporation
Kary Bare
860.243.7485
Investor Relations
Kary.Bare@kaman.com